Exhibit 99.2

December 21, 2009 FDIC-Assisted Acquisition of Imperial Capital Bank

Imperial Capital Bank At-A-Glance Founded: 1974 Focus: Business banking Employees: 150 Footprint: 9 branches in CA, NV, MD

Overview FDIC-Assisted Transaction: $3.4 billion in assets (as of Sept. 30, 2009) Does not include holding company assets or liabilities Excludes $723 million in private-label securities retained by FDIC $2.2 billion in deposits Includes $500 million in core balances Excludes $667 million in certain brokered CDs retained by FDIC Credit loss protection by the FDIC Loans and real estate assets covered FDIC assumes 80% of the first $649 million of losses FDIC assumes 95% of losses above $649 million Approvals: All regulatory approvals received Advisors: Bank of America Merrill Lynch

Financially Sound Meets accretion, IRR and DCF targets No cash or stock outlay required Capital ratios remain strong FDIC loss sharing protects against downside risk Significant cost-saving opportunities

Good Strategic Fit and Focus 8 of Imperial’s 9 branches are located in markets already served by City National Core deposits provide additional liquidity New clients present cross-selling opportunities Similar loan and deposit systems simplify integration

Branch Locations 6 branches in California Beverly Hills Costa Mesa Encino Glendale San Francisco San Diego 2 branches in Nevada Las Vegas Carson City 1 branch in Maryland Baltimore

Transaction Structure $ in millions Loans Acquired $2,557 85% Multifamily/CRE Other Assets 814 Securities, Cash, OREO, Other Total Assets Acquired 3,371 Deposits Assumed 2,155 23% Core, 77% CDs Other Liabilities 1,064 Borrowings and Other Net Acquired Assets 152 Cash Received from FDIC 96 As of Sept. 30, 2009 Before fair value adjustments

Imperial Capital’s $2.6 Billion Loan Portfolio Multi-family 62% Commercial RE 23% Construction 15%

Integration Is Underway Open for business as usual this morning Operating under Imperial Capital name until conversion Systems and signage will change in 2Q 2010

Enhances City National Increases profitability Expands branch network Adds $500 million of core deposits Improves efficiency Expands client and colleague base

Forward-Looking Statements This presentation contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. Forward-looking statements are based on management’s knowledge and belief as of today and include information concerning the company’s possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company’s ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) continuation or worsening of current recessionary conditions (2) continued volatility and disruption in the functioning of financial markets, including the capital and credit markets, (3) significant changes in banking laws or regulations, including without limitation, broad-based restructuring of financial industry regulation and as a result of the Emergency Economic Stabilization Act and the creation of and possible amendments to the Troubled Asset Relief Program (TARP), and rules and regulations issued thereunder, including the TARP Standards for Compensation and Corporate Governance, (4) the ongoing budget crisis in the State of California, (5) continued weakness in the real estate market, including the markets for commercial and residential real estate, which may affect, among other things, the level of nonperforming assets, charge-offs and provision expense, (6) continued volatility in equity, fixed income and other market valuations, (7) changes in market rates and prices which may adversely impact the value of financial products including securities, loans, deposits, debt and derivative financial instruments, and other similar financial instruments, (8) changes in the interest rate environment and market liquidity which may reduce interest margins and impact funding sources, (9) increased competition in the company’s markets, (10) changes in the financial performance and/or condition of the company’s borrowers, including changes in levels of unemployment, changes in customers’ suppliers, and other counterparties’ performance and creditworthiness, (11) a substantial and permanent loss of either client accounts and/or assets under management at the company’s investment advisory affiliates or its wealth management division, (12) changes in consumer spending, borrowing and savings habits, (13) soundness of other financial institutions which could adversely affect the company, (14) increases and required prepayments in Federal Deposit Insurance Corporation premiums due to market developments and regulatory changes, (15) protracted labor disputes in the company’s markets, (16) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (17) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (18) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (19) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (20) the success of the company at managing the risks involved in the foregoing.

Forward-Looking Statements Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings. For a more complete discussion of these risks and uncertainties, see the company’s Annual Report on Form 10-K for the year ended December 31, 2008 and particularly Part I, Item 1A, titled “Risk Factors.”